Exhibit 10.413

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of the 20th day of March, 2015, by and between MOUNTAIN TRACE NURSING ADK, LLC, an Ohio limited liability company (“Lessor”) and BLUE RIDGE ON THE MOUNTAIN, LLC, a North Carolina limited liability company (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor and Lessee are parties to that certain lease dated February 27, 2015 (the “Lease”), whereby Lessee leased certain improved property located at 417 Mountain Trace Road, Sylva, North Carolina 28779; and

WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Lessor and Lessee, intending to be legally bound, do hereby covenant and agree as follows:

1.    Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Lease.

2.    Term. Section 1 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.Term. The initial term of this Lease is fifteen (15) years (the “Initial Term”). A “Lease Year” is the twelve (12) month period commencing on the Commencement Date (as defined below) and each anniversary thereof during each year of the Term. The Initial Term shall commence on the first day of the month following the month in which Lessor has received copies of all licenses and other approvals issued to Lessee required by the State in which the Facility is located but no later than June 1, 2015 (the “Commencement Date”) and shall end on the last day of the initial term of the Related Leases, and may be extended for two (2) separate renewal terms of five (5) years each (each a “Renewal Term”) if (a) at least one-hundred eighty (180) days prior to the end of the Initial Term or the existing Renewal Term, as applicable, Lessee delivers to Lessor a “Renewal Notice” indicating that Lessee desires to exercise its right to extend this Lease for the Renewal Term; (b) there is no then uncured Event of Default (i) as of the date Lessor receives the Renewal Notice or (ii) on the last day of the Initial Term or the existing Renewal Term, as applicable and (c) all Related Lease Affiliates concurrently deliver appropriate Renewal Notices exercising renewal options for all Related Leases which have not been terminated in accordance with the terms set forth therein. For purposes hereof, “Termination Date” shall mean the last day of the Initial Term or Renewal Term (if any) or the earlier date on which this Lease may be terminated as provided herein. For purposes hereof, “Term” shall mean the Initial Term together with any Renewal Term if exercised by Lessee.

3.    Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

LESSOR:

MOUNTAIN TRACE NURSING ADK, LLC
an Ohio limited liability company

By:	/s/ William McBride
Name:	William McBride
Title:	Manager

LESSEE:

BLUE RIDGE ON THE MOUNTAIN LLC
a North Carolina limited liability company

By:	/s/ Levi Rudd
Name:	Levi Rudd
Title:	CEO